As filed with the Securities and Exchange Commission on December 29, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COGNITION THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-4365359 (I.R.S. Employer Identification No.)
2500 Westchester Ave.
Purchase, NY 10577
(914) 221-6741
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa Ricciardi
President and Chief Executive Officer
Cognition Therapeutics, Inc.
2500 Westchester Ave.
Purchase, NY 10577
(914) 221-6741
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:
Rachael M. Bushey
Justin Platt
Goodwin Procter LLP
2929 Arch Street Suite #1700
Philadelphia, Pennsylvania 19104
(445) 207-7800

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the Selling Stockholders are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated December 29, 2023.
PRELIMINARY PROSPECTUS
6,030,532 Shares of Common Stock
This prospectus relates to the offer and resale of up to an aggregate of 6,030,532 shares of our common stock, par value $0.001 per share, including (i) 6,000,000 shares of our common stock, or the Common Stock Resale Shares, (ii) 6,000 shares, or the RSU Shares, issuable upon vesting of restricted stock units, or the RSUs and (iii) 24,532 shares issuable upon exercise of options, or the Options, to purchase shares of common stock, or the Option Shares, together with the Common Stock Resale Shares and the RSU Shares, the Resale Shares, by the selling stockholders listed in this prospectus, or the Selling Stockholders, including their permitted transferees, donees, pledgees, assignees or successors-in-interest, or their respective successors, from time to time. The Common Stock Resale Shares being registered hereby were originally acquired in various transactions from prior to our initial public offering through November 2023. The RSU Shares and the Option Shares being registered hereby are to be issued upon the vesting of restricted stock units or upon the exercise of the option to purchase shares of our common stock which issued to one of our directors as equity compensation in connection with our director compensation policy, and are held by such director as nominee for certain of the Selling Stockholders. For information about the Selling Stockholders, see “The Selling Stockholders” beginning on page 9. We are registering the offer and resale of the Resale Shares to satisfy a covenant set forth in the Third Amended and Restated Investors’ Rights Agreement, dated as of March 20, 2014, as amended, or the Investors’ Rights Agreement, to register the resale of the Resale Shares upon request of certain holders of our common stock. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders.
Sales of the Resale Shares by the Selling Stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices and/or at varying prices determined at the time of sale. The Selling Stockholders may sell Resale Shares directly or to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the Resale Shares, or both. The Selling Stockholders may sell any, all or none of the Resale Shares offered by this prospectus and we do not know when or in what amount the Selling Stockholders may sell their Resale Shares hereunder following the effective date of the registration statement of which this prospectus forms a part. The registration of the Resale Shares on behalf of the Selling Stockholders, however, does not necessarily mean that any of the Selling Stockholders will offer or sell their Resale Shares under this registration statement or at any time in the near future or at all. We cannot predict when, or in what amounts, the Selling Stockholders may sell any of their Resale Shares. The timing and amount of any sale of the Resale Shares is within the sole discretion of each of the Selling Stockholders. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Resale Shares in the section titled “Plan of Distribution” beginning on page 16 of this prospectus.
We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of the Resale Shares.
Our common stock is listed on the Nasdaq Global Market, or Nasdaq, under the symbol “CGTX.” On December 28, 2023, the last reported sale price of our common stock on Nasdaq was $1.88 per share.
We are an emerging growth company and a smaller reporting company as defined under federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully, along with any documents we incorporate by reference herein and therein, before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may offer and sell the common stock described in this prospectus in one or more offerings. Any accompanying prospectus supplement or any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents incorporated by reference into this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before investing in the common stock offered hereby.
You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference, is accurate as of any date other than the dates of those documents regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of the Resale Shares. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
For investors outside the United States, neither we nor the Selling Stockholders have done anything that would permit this offering, or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus, in any jurisdiction where action for that purpose is required other than in the United States. Persons outside the United States who come into possession of this prospectus, any applicable prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Resale Shares and the distribution of this prospectus outside of the United States. When we refer to “Cognition,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Cognition Therapeutics, Inc., and its wholly owned subsidiary unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
“Cognition Therapeutics,” the “Cognition Therapeutics” logo, and other trademarks, trade names, or service marks of Cognition Therapeutics, Inc. appearing in this prospectus, any prospectus supplement and any free writing prospectus are the property of Cognition Therapeutics, Inc. All other trademarks, trade names, and service marks appearing in this prospectus, any prospectus supplement and any free writing prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.
All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, or the Exchange Act, about us and our subsidiary. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “could,” “should,” “potential,” “seek,” “evaluate,” “pursue,” “continue,” “design,” “impact,” “affect,” “forecast,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative thereof or comparable terminology. Forward-looking statements include, but are not limited to, statements concerning:
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our ability to raise additional capital to fund our operations and continue the development of our current and future product candidates;

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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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the clinical nature of our business and our ability to successfully advance our current and future product candidates through our ongoing and future clinical trials, preclinical studies and development activities;

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our ability to generate revenue from future product sales and our ability to achieve and maintain profitability;

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the accuracy of our projections and estimates regarding our expenses, capital requirements, cash utilization, and need for additional financing;

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the expected uses of our existing cash and cash equivalents and the sufficiency of such resources to fund our planned operations;

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the extent to which health epidemics and other outbreaks of communicable diseases, including the COVID-19 pandemic, geopolitical turmoil, including the ongoing global and regional conflicts or increased trade restrictions between the United States, Russia, China, and other countries, social unrest, political instability, terrorism, or other acts of war could ultimately impact our business, including our ongoing and future clinical trials, preclinical studies and development activities;

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our dependence on the success of CT1812, our lead product candidate;

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the novelty of our approach to targeting the σ-2 (sigma-2) receptor , or S2R, complex to treat age-related degenerative diseases and disorders, and the challenges we will face due to the novel nature of such approach;

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the success of competing therapies that are, or become, available;

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the initiation, progress, success, cost, and timing of our ongoing and future clinical trials, preclinical studies and development activities;

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our ability to obtain and maintain regulatory clearance of CT1812 for clinical trials under investigational new drug, or IND, applications and any future IND applications for any of our other product candidates;

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the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates;

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the performance of third parties in connection with the development of our product candidates, including third parties conducting our future clinical trials as well as third-party suppliers and manufacturers;

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our ability to attract and retain strategic collaborators with development, regulatory, and commercialization expertise;

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our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved;

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the size and growth of the potential markets for our product candidates and our ability to serve those markets;

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regulatory developments and approval pathways in the United States and foreign countries for our product candidates;

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the potential scope and value of our intellectual property and proprietary rights;

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our ability, and the ability of any future licensors, to obtain, maintain, defend, and enforce intellectual property and proprietary rights protecting our product candidates, and our ability to develop and commercialize our product candidates without infringing, misappropriating, or otherwise violating the intellectual property or proprietary rights of third parties;

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economic uncertainty resulting from actual or perceived inflation or banking stability;

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developments relating to our competitors and our industry; and

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other risks and uncertainties, including those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as such risk factors have been amended, supplemented or superseded from time to time by our subsequent periodic reports we file with the SEC.

We have based these forward-looking statements largely on our current expectations, estimates, forecasts, and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. You should refer to the section titled “Risk factors” this prospectus and the documents we incorporate by reference herein and therein for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
You should read this prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

PROSPECTUS SUMMARY
Overview
We are a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative, small molecule therapeutics targeting age-related degenerative diseases and disorders of the central nervous system, or CNS, and retina. Currently available therapies for these diseases are limited, with few Alzheimer’s disease, or AD, treatments, two approved treatments for geographic atrophy, or GA, secondary to age-related macular degeneration, or AMD, and no approved treatments for dementia with Lewy bodies, or DLB. Our goal is to develop disease-modifying treatments for patients with these degenerative disorders by initially leveraging our expertise in the S2R which is expressed by multiple cell types, including neuronal synapses, and acts as a key regulator of cellular damage commonly associated with certain age-related degenerative diseases of the CNS and retina. We believe that targeting the S2R complex represents a mechanism that is functionally distinct from other current approaches in clinical development for the treatment of degenerative diseases. Recent clinical results supports this hypothesis. In the SNAP study, results of which were published in May 2023 in the journal, Translational Neurodegeneration and showed that a single oral dose of CT1812 rapidly displaces β-amyloid, or Aβ, oligomers from synapses of individuals with AD. In the SEQUEL study, top-line results showed that four weeks of treatment with CT1812 improved synapse activity and connectivity of brain regions as measured via quantitative electroencephalogram. Together, these findings provide evidence that the displacement of oligomers from synapses via CT1812 engagement with the S2R results in improved synapse function. In blinded and unblinded clinical trials, several patients experienced asymptomatic, reversible elevations in serum liver chemistries prompting harmonization of monitoring, increasing frequency where appropriate, across our clinical trials.
Our lead product candidate, CT1812, is an orally delivered, small molecule modulator designed to penetrate the blood-brain barrier and bind selectively to the S2R complex. We have initially focused on the development of CT1812 for the treatment of AD by targeting β-amyloid, or Aβ, oligomers, which has been linked to the disease. We believe that by binding to the S2R complex, CT1812 displaces Aβ oligomers from their neuronal receptors. Based on this mechanism, we believe CT1812 slows the loss of synapses and cognitive decline observed in AD. CT1812 is the first S2R selective ligand modulator to reach clinical trials and is currently in Phase 2 development for the treatment of AD.
In November 2023, we completed enrollment in our COG0201 (SHINE) Phase 2 clinical trial of CT1812 in mild to moderate AD and anticipate top line data in mid-2024. Preliminary results from an interim analysis of the first 24 patients in Part A of our SHINE Phase 2 clinical trial demonstrated a statistically significant decline in the presence of Aβ monomers and a positive trend on cognitive function as measured by the Alzheimer’s Disease Assessment Scale-Cognitive Subscale, or ADAS-Cog, in patients receiving CT1812 compared to placebo. Additionally, we are enrolling patients in three ongoing Phase 2 clinical trials with CT1812 including COG1201 (SHIMMER) in DLB, COG1812 (START) in patients with early AD, in conjunction with our collaborative partner, the Alzheimer's Clinical Trial Consortium, and COG2201 (MAGNIFY) in GA, secondary to dry AMD.
At the end of 2022 we submitted an Investigational New Drug, or IND, application to the U.S. Food and Drug Administration, or FDA, for GA secondary to dry AMD, and it was cleared by the FDA at the end of January 2023. In July 2023, we announced that we had dosed the first participant in the Phase 2 MAGNIFY study for patients with GA secondary to dry AMD. Dry AMD is an eye disease that results in the deterioration of the macula, causing distortion, loss of central vision and eventual blindness, for which there are currently no FDA approved treatments. The S2R complex is expressed in the retina in several cell types including the retinal pigment epithelial cells, or RPE, photoreceptors and retinal ganglion cells. We believe that an S2R modulator, such as CT1812, may regulate the damage-response processes related to these cells that are impaired in GA secondary to dry AMD.
In addition, we are developing other product candidates to treat alphasynucleinopathies. Synucleinopathies are a group of degenerative diseases characterized by the abnormal accumulation of the α-synuclein protein in neural cell bodies, including Parkinson’s disease, or PD, and DLB.

Corporate Information
We were incorporated under the laws of the State of Delaware on August 21, 2007. Our principal executive offices are located at 2500 Westchester Ave., Purchase, NY 10577, and our telephone number is (914) 221-6741. Our corporate website address is www.cogrx.com. Information contained on, or accessible through, our website shall not be deemed incorporated into and is not a part of this prospectus or the registration statement of which it forms a part. We have included our website in this prospectus solely as an inactive textual reference.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, and we will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and December 31, 2026. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and in the filings we make with the SEC. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies that are not emerging growth companies.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financial statements to those of other public companies more difficult. As a result of this election, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.
We are also a smaller reporting company as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our annual reports on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

THE OFFERING
Common stock to be offered by the Selling Stockholders:
6,030,532 shares of our common stock held by the Selling Stockholders.
Terms of the offering:
The Selling Stockholders, including their permitted transferees, donees, pledgees, assignees or successors-in-interest, may sell, transfer or otherwise dispose of any or all of the Resale Shares offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Resale Shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at negotiated prices and/or at varying prices determined at the time of sale. See “Plan of Distribution” on page 16.
Use of proceeds:
We will not receive any proceeds from the sale of Resale Shares covered by this prospectus.
Listing and Symbol:
Our common stock is listed on Nasdaq under the symbol “CGTX”.
Risk factors:
Investing in our securities involves substantial risks. You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase our securities.
Throughout this prospectus, when we refer to the shares of our common stock begin registered on behalf of the Selling Stockholders for offer and resale, we are referring to (i) 6,000,000 shares of our common stock, or the Common Stock Resale Shares, (ii) 6,000 shares issuable upon vesting of restricted stock units, or the RSU Shares and (iii) 24,532 shares issuable upon exercise of options to purchase shares of common stock, or the Option Shares, together with the Common Stock Resale Shares and the RSU Shares. When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and, as applicable, their permitted transferees, donees, pledgees, assignees or successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the risks discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequent Quarterly Reports, together with other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”
A sale of a substantial number of shares of common stock by the Selling Stockholders could cause the price of our common stock to decline.
The Resale Shares represent approximately 18.71% of the total outstanding shares of our common stock as of December 15, 2023, and, following the effectiveness of the registration statement of which this prospectus forms a part, such Resale Shares may be sold by the Selling Stockholders in the public market without restriction (subject to vesting of the Options and the RSUs). If the Selling Stockholders sell, or the market perceives that the Selling Stockholders intend to sell for various reasons, substantial amounts of the Resale Shares in the public market, the price of our common stock may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders. To the extent the options are exercised for cash, if at all, we will receive the exercise price for the options.
The Selling Stockholders will receive all of the net proceeds from the sale of the Resale Shares under this prospectus. The Selling Stockholders will pay any underwriting, broker-dealer or agent discounts, concessions and commissions and expenses incurred by the Selling Stockholders for accounting, tax, and legal services and any other expenses incurred by the Selling Stockholders in disposing of the Resale Shares, unless otherwise agreed to by us. We shall bear all other costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus.

THE SELLING STOCKHOLDERS
This prospectus relates to the resale by the Selling Stockholders from time to time of up to an aggregate of 6,030,532 shares of common stock, including (i) 6,000,000 shares of our common stock, or the Common Stock Resale Shares, (ii) 6,000 shares issuable upon vesting of restricted stock units, or the RSU Shares and (iii) 24,532 shares issuable upon exercise of options, or the Options, to purchase shares of common stock, or the Option Shares, together with the Common Stock Resale Shares and the RSU Shares, referred to herein as the Resale Shares. Information concerning the Selling Stockholders may change after the date of this prospectus and changed information will be presented in a supplement to this prospectus if and when required.
Certain Information Concerning the Selling Stockholders
The following table sets forth, based on information provided to us by or on behalf of the Selling Stockholders or known to us, the names of the Selling Stockholders, the nature of any position, office or other material relationship, if any, which the Selling Stockholders have had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the Selling Stockholders before and after this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock that the person has the right to acquire within 60 days from the date hereof through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as otherwise set forth herein, none of the Selling Stockholders are a broker-dealer or an affiliate of a broker-dealer.
The total number of Resale Shares saleable pursuant to this prospectus is up to 6,032,532. The Common Stock Resale Shares were originally acquired in various transactions from prior to our initial public offering through November 2023. The RSU Shares and the Option Shares being registered hereby are to be issued upon the vesting of restricted stock units or upon the exercise of the options to purchase shares of our common stock, which were originally issued to one of our directors as equity compensation in connection with our director compensation policy, and are held by such director as nominee for certain of the Selling Stockholders, of which 16,600 Option Shares underlie options that have vested or will vest within 60 days from the date hereof.
The Selling Stockholders may from time to time offer and sell any or all of the Resale Shares registered hereunder pursuant to this prospectus and any accompanying prospectus supplement. For purposes of calculating the number of Resale Shares saleable pursuant to this prospectus, we have assumed that all of the Resale Shares covered by this prospectus are sold and that the Selling Stockholders acquires no additional shares of common stock before the completion of this offering. However, because the Selling Stockholders can offer all, some, or none of its Resale Shares, no definitive estimate can be given as to the number of Resale Shares that the Selling Stockholders will ultimately offer or sell under this prospectus or the number of Resale Shares that will be held by the Selling Stockholders upon termination of this offering. The table and information in the notes below are based upon information supplied to us by the Selling Stockholders.
Shares of Common Stock
	Beneficial Ownership of Common Stock Prior to the Offering		Common Stock Saleable Pursuant to this Prospectus	Beneficial Ownership of Common Stock After the Offering
Name	Number of shares	Percentage Ownership(1)		Number of Shares	Percentage Ownership(1)
Entities affiliated with BIOS Capital Management, LP(2)	6,016,600	18.71%	6,030,532	—	0%

(1)
Calculated based on 32,121,864 shares issued and outstanding as of December 15, 2023.

(2)
Includes (i) 1,424,014 outstanding shares of common stock directly held by Bios Memory SPV I, LP, or Bios Memory I, (ii) 385,248 shares directly held by Bios Memory SPV II, LP, or Bios Memory II, (iii) 418,926 shares directly held by Bios Fund I, LP, or Bios Fund I, (iv) 245,029 shares directly held by Bios Fund I QP, LP, or Bios Fund I QP, (v) 78,298 shares directly held by Bios Fund II, LP, or Bios Fund II, (vi) 255,765 shares directly held by Bios Fund II QP, LP, or Bios Fund II QP, (vii) 34,238 shares directly held by Bios Fund II NT, LP, or Bios Fund II NT, (viii) 309,748 shares directly held by Bios Fund III, LP, or Bios Fund III, and (ix) 2,021,906 shares directly held by Bios Fund III QP, LP, or Bios Fund III QP, (x) 326,733 shares directly held by Bios Fund III NT, LP, or Bios Fund III NT, (xi) 500,095 shares held by Bios Clinical Opportunity Fund, LP, or Bios COF Fund, and (xii) 16,600 shares of common stock underlying options, granted in consideration for Dr. Fletcher’s services as a director of the Registrant, which are exercisable or will be immediately exercisable within 60 days of the date hereof and indirectly held by BP Directors, LP, or Bios Directors. Bios Equity Partners, LP, or Bios Equity I, is the general partner of Bios Fund I, Bios Fund I QP, Bios Memory II and Bios Directors, or collectively, the Bios Equity I Entities. Bios Equity Partners II, LP, or Bios Equity II, is the general partner of Bios Fund II, Bios Fund II QP and Bios Fund II NT, or collectively, the Bios Equity II Entities. Bios Equity Partners III, LP, or Bios Equity III, is the general partner of Bios Fund III, Bios Fund III QP and Bios Fund III NT, or collectively, the Bios Equity III Entities. Bios Equity COF, LP, or Bios Entity IV, is the general partner of Bios COF Fund. Bios Capital Management, LP, or Bios Management, is a general partner of Bios Equity I, Bios Equity II, Bios Equity III and Bios Memory I and is the general partner of Bios Entity IV. Bios Advisors GP, LLC, or Bios Advisors, an entity controlled by Dr. Aaron Fletcher, is the general partner of Bios Management. As the manager of Bios Advisors, Dr. Fletcher may be deemed to have shared voting and/or dispositive power with respect to shares directly or indirectly held by the Bios Equity I Entities, the Bios Equity II Entities, the Bios Equity III Entities, Bios Memory I and Bios Entity IV. Cavu Management, LP, or Cavu Management, is a general partner of Bios Equity I, Bios Equity II, Bios Equity III and Bios Memory I. Cavu Advisors, LLC, or Cavu Advisors, an entity controlled by Mr. Leslie Kreis, is the general partner of Cavu Management. As the manager of Cavu Management, Mr. Kreis may be deemed to have shared voting and/or dispositive power with respect to shares directly or indirectly held by the Bios Equity I Entities, the Bios Equity II Entities, the Bios Equity III Entities and Bios Memory I. The address for the each of the entities is 1751 River Run, Suite 400, Fort Worth, Texas 76107.

Relationship with the Selling Stockholders
BIOS Memory SPV I, LP, together with its affiliates listed above, is a beneficial owner of more than 5% of our common stock. Dr. Fletcher, one of our independent directors, is the Managing Partner of Bios Partners, LP and founded Bios Research, LLC.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our third amended and restated certificate of incorporation and our amended and restated bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information.” For a complete description, you should refer to our third amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
General
Under our third amended and restated certificate of incorporation, our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of December 15, 2023, we had 32,121,864 shares of common stock outstanding, and no shares of preferred stock outstanding.
Common Stock
Voting.   Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. The affirmative vote of holders of at least 66 2∕3% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, will be required to amend certain provisions of our third amended and restated certificate of incorporation, including the provisions relating to amending our amended and restated bylaws, procedures for our stockholder meetings, the classified board, director liability, and exclusive forum for proceedings.
Dividends.   Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation and Dissolution.   In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Other Rights and Restrictions.   Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Listing.   Our common stock is listed on the Nasdaq Global Market under the symbol “CGTX.”
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Preferred Stock
Under our third amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.
Anti-Takeover Provisions of Delaware Law and Our Charter Documents
Certificate of Incorporation and Bylaws.   Among other things, our third amended and restated certificate of incorporation and amended and restated bylaws:
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permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

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provide that the authorized number of directors may be changed only by resolution of our board of directors;

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provide that our board of directors is classified into three classes of directors;

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provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent in lieu thereof;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of directors then in office; and

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do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class.
The combination of these provisions makes it more difficult for our stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Section 203 of the Delaware General Corporation Law.   We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.
A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.
Choice of Forum.   Our third amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware (or, if and only if, the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if, all such state courts lack subject matter jurisdiction, the United States District Court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action brought under Delaware statutory or common law: (1) any derivative claim or action brought on our behalf; (2) any claim or cause of action asserting a breach of fiduciary duty by any of our current or former directors, officers or other employees; (3) any claim or cause of action asserting a claim against us arising out of, or pursuant to, the DGCL, our third amended and restated certificate of incorporation or our amended and restated bylaws; (4) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our third amended and restated certificate of incorporation or our amended and restated bylaws (including any right, obligation, or remedy thereunder); (5) any claim or cause of action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any claim or cause of action asserting a claim against us or any of our current or former directors, officers or other employees, that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The aforementioned provision will not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
In addition, our third amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum, to the fullest extent permitted by law, for resolving any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our third amended and restated certificate of incorporation to be inapplicable or unenforceable.
Limitations of Liability and Indemnification.   Our third amended and restated certificate of incorporation and our amended and restated bylaws limit our directors’ liability and may indemnify our directors and officers to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:
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any breach of the director’s duty of loyalty to us or our stockholders;

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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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any unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•
any transaction from which the director derived an improper benefit.

The DGCL and our amended and restated bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law.
We have entered into indemnification agreements with our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers and key employees for the defense of any action for which indemnification is required or permitted.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in our third amended and restated certificate of incorporation, our amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our third amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
At present, there is no material pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened material litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable.

PLAN OF DISTRIBUTION
Resales by Selling Stockholders
We are registering the offer and resale of the Resale Shares on behalf of the Selling Stockholders from time to time after the date of this prospectus pursuant to the terms of the Investors’ Rights Agreement, which agreement is incorporated hereby by reference.
The term “Selling Stockholders” also includes persons who obtain the Resale Shares from the Selling Stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction.
Types of Sale Transactions
The Selling Stockholders may offer and sell, from time to time, the Resale Shares. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders may sell their Resale Shares by one or more of, or a combination of, the following methods:
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disposition on any national securities exchange on which our common stock may be listed at the time of the sale;

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disposition in the over-the-counter markets;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales;

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writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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disposition in one or more underwritten offerings in a best efforts basis or firm commitment basis;

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broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

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under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus;

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through trading plans entered into by Selling Stockholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
a combination of any such methods of sale; or

•
any other method permitted by applicable law.

We do not know of specific arrangements by the Selling Stockholders for the sale of their Resale Shares. The aggregate proceeds to the Selling Stockholders from any sale of the Resale Shares offered by them will be the purchase price of the Resale Shares less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of the Resale Shares to be made directly or through agents. We will not receive any of the proceeds from any such sale.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA 2121.
In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker- dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders and any broker-dealers or agents that participate in the sale of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Stockholders are subject to the prospectus delivery requirements of the Securities Act.
We have agreed to indemnify the Selling Stockholders, and each of their employees, advisors, agents, representatives, partners, officers, and directors and each person who control such seller (within the meaning of the Securities Act) and any agent or investor advisor thereof again certain liabilities arising under the Securities Act from sales of any Resale Shares purchased prior to our initial public offering. The Selling Stockholders may agree to indemnify any agent, broker or dealer that participates in sales of the Resale Shares against liabilities arising under the Securities Act from sales of the Resale Shares.
We have agreed to pay certain expenses incurred in connection with the registration and sale of the Resale Shares covered by this prospectus, including, among other things, all registration and filing fees (including SEC, Nasdaq and state blue sky registration and filing fees), printing expenses, and the fees and disbursements of our outside counsel and independent accountants, but excluding underwriting discounts and commissions.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of our common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act). Once sold under the registration statement of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the issuance of the common stock offered hereby will be passed upon for us by Goodwin Procter LLP, Philadelphia, Pennsylvania.
EXPERTS
The consolidated financial statements of Cognition Therapeutics, Inc. appearing in Cognition Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus forms part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Cognition. The address of the SEC website is www.sec.gov.
We also maintain a website at www.cogrx.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 23, 2023, and the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2023;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 4, 2023, August 8, 2023 and November 2, 2023, respectively;

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our Current Reports on Form 8-K filed with the SEC on February 13, 2023; February 22, 2023; March 10, 2023; March 15, 2023; March 23, 2023; March 28, 2023; April 19, 2023; May 1, 2023; May 4, 2023; June 12, 2023; June 28, 2023; August 8, 2023; August 24, 2023; September 12, 2023; and November 2, 2023; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 6, 2021, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022, including any amendments or reports filed for the purposes of updating this description

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and such documents will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish to anyone to whom a prospectus is delivered, including any beneficial owner, without charge, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Cognition Therapeutics, Inc., Attn: Chief Financial Officer, 2500 Westchester Ave., Purchase, New York 10577 or our telephone number at (914) 221-6741.
You also may access these filings on our website at www.cogrx.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). You may also access these filings at the SEC’s website at www.sec.gov.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

6,030,532 Shares of Common Stock
PROSPECTUS
Neither we nor the Selling Stockholders authorized any dealer, salesperson, or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this prospectus.
          , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee.
SEC registration fee	$1,558
Legal fees and expenses	$35,000
Accounting fees and expenses	$10,000
Printing and miscellaneous fees and expenses	$10,000
Total	$56,558
Item 15.   Indemnification of Directors and Officers.
As permitted by Section 102 of the DGCL, we have adopted provisions in our third amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
any unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•
any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our third amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.
As permitted by Section 145 of the DGCL, our amended and restated bylaws provide that:
•
we may indemnify our directors, officers and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;

•
we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•
the rights provided in our amended and restated bylaws are not exclusive.

Our third amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered or will enter into, and intend to continue to enter into, separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
We have purchased and currently intend to maintain insurance on behalf of each and every person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16.   Exhibits.
(a)
Exhibits
EXHIBIT INDEX
Exhibit Number	Exhibit Description
3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to exhibit 3.1 of the Company’s Current Report on Form 8-K filed on October 14, 2021).
3.2	Amended and Restated Bylaws (incorporated by reference to exhibit 3.2 of the Company’s Current Report on Form 8-K filed on October 14, 2021).
4.1	Specimen Common Stock Certificate of Registrant (incorporated by reference to exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-257999) filed July 29, 2021).
5.1	Opinion of Goodwin Procter LLP (filed herewith).
10.1	Third Amended and Restated Investors’ Rights Agreement (incorporated by reference to exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-257999) filed on July 19, 2021).
10.2
First Amendment to the Third Amended and Restated Investors’ Rights Agreement (incorporated by reference to exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-257999) filed on July 19, 2021).

23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
107	Filing Fee Table (filed herewith).
Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on this 29th day of December 2023.
Cognition Therapeutics, Inc.
By:	/s/ Lisa Ricciardi
	Name:	Lisa Ricciardi
	Title:	Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY
We, the undersigned officers and directors of Cognition Therapeutics, Inc., hereby severally constitute and appoint each of Lisa Ricciardi and John Doyle our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her or him for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Lisa Ricciardi Lisa Ricciardi	Chief Executive Officer, President and Director (Principal Executive Officer)	December 29, 2023
/s/ John Doyle John Doyle	Chief Financial Officer (Principal Financial and Accounting Officer)	December 29, 2023
/s/ Jack A. Khattar Jack A. Khattar	Director (Chairman of the Board)	December 29, 2023
/s/ Aaron G. L. Fletcher, Ph.D. Aaron G. L. Fletcher, Ph.D.	Director	December 29, 2023
/s/ Brett P. Monia, Ph.D. Brett P. Monia, Ph.D.	Director	December 29, 2023
/s/ Ellen B. Richstone Ellen B. Richstone	Director	December 29, 2023
/s/ Peggy Wallace Peggy Wallace	Director	December 29, 2023